United States Department of the Interior
                            BUREAU OF LAND MANAGEMENT
                      Palm Springs-South Coast Field Office
                             690 West Garnet Avenue
                                 P.O. Box 581260
                        North Palm Springs, CA 92258-1260




IN REPLY REFER TO                                                    DEC 19 2002
2800/CA-11688-A
(CA-066.65)

CERTIFIED MAIL 7002 0510 0000 5047 9961
RETURN RECEIPT REQUESTED

                                    DECISION
                                    --------

Enron Wind Systems, LLC
Mr. James Sanford
1400 Smith Street                              Right-of-Way Grant # CA-11688-A
A44142
Houston, Texas


                   Right-of-Way Grant Expiration Date Extended
                   -------------------------------------------
                     New Expiration Date is January 26, 2013
                     ---------------------------------------


Bureau of Land Management (BLM) Right-of-Way (R/W) grant # CACA11688-A was issued for a term of twenty years beginning on January 26, 1983. At the time of issuance, a stipulation was included in the grant that provides for an additional ten (10) years to be added to the term if warranted and unless the grant is relinquished, abandoned, or otherwise terminated.

The BLM has determined that continued use of your R/W grant, for commercial energy production, is consistent with the original purposes for which the grant was issued. The operation of the authorized facility is in conformance with the terms and conditions of the grant. The BLM is not aware of any issues that would necessitate review of this grant prior to issuance of this ten-year extension. Therefore, the BLM grants this extension of 10 years to the term of the original grant. All other terms and conditions of the grant apply.

This decision may be appealed to the Interior Board of Land Appeals, Office of the Secretary, in accordance with the regulations contained in 43 CFR, Part 4, and the enclosed Form 1842-1. If an appeal is taken, your notice of appeal must be filed in this office (at the above address) within 30 days from receipt of

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this decision. The appellant has the burden of showing that the decision appealed from is in error.

If you wish to file a petition pursuant to regulation 43 CFR 4.21 (58 FR 4939, January 19, 1993) or 43 CFR 2804.1 for a stay of the effectiveness of this decision during the time that your appeal is being reviewed by the Board, the petition for a stay must accompany your notice of appeal. A petition for a stay is required to show sufficient justification based on the standards listed below. Copies of the notice of appeal and petition for a stay must also be submitted to each party named in this decision and to the Interior Board of Land Appeals and to the appropriate Office of the Solicitor (see 43 CFR 4.413) at the same time the original documents are filed with this office. If you request a stay, you have the burden of proof to demonstrate that a stay should be granted.

                         Standards for Obtaining a Stay
                         ------------------------------

Except as otherwise provided by law or other pertinent regulation, a petition for a stay of a decision pending appeal shall show sufficient justification based on the following standards:

     (1)  The relative harm to the parties of the stay is granted or denied;

     (2)  The likelihood of the appellant's success on the merits;

     (3) The likelihood of immediate and irreparable harm if the stay is not granted; and

     (4)  Whether the public interest favors granting the stay.


                                                     /s/ James G. Kenna
                                                     James G. Kenna
                                                     Field Manager

Attachment:
     Form 1842


                                       2
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                                  UNITED STATES
                           DEPARTMENT OF THE INTERIOR
                            BUREAU OF LAND MANAGEMENT

           INFORMATION ON TAKING APPEALS TO THE BOARD OF LAND APPEALS

                              DO NOT APPEAL UNLESS
                        This decision is adverse to you.
                                       AND
                         2. You believe it is incorrect

            IF YOU APPEAL, THE FOLLOWING PROCEDURES MUST BE FOLLOWED

NOTICE OF APPEAL.             Within 30 days file Notice of Appeal in the office
                              which issued this decision (see 43 CFR Secs. 4.411
                              and 4.413). You may state your reasons for
                              appealing if you desire.
2.  WHERE TO FILE             Bureau of Land Management
      NOTICE OF APPEAL.       Palm Springs-South Coast Resource Area
                              P.O. Box 2000
                              North Palm Springs, CA  92258-2000
SOLICITOR                     Regional Solicitor
    ALSO COPY TO.             Pacific Southwest Region
                              U.S. Department of the Interior
                              2800 Cottage Way, Room E-2753
                              Sacramento, CA  95825
3.  STATEMENT OF              Within 30 days after filing the Notice of Appeal,
     REASONS.                 file a complete statement of the reasons why you
                              are appealing. This must be filed with the United
                              States Department of the Interior, Office of the
                              Secretary, Board of Land Appeals, 4015 Wilson
                              Blvd., Arlington, Virginia 22203 (see 43 CFR Sec.
                              4.412 and 4.413). If you fully stated your reasons
                              for appealing when filing the Notice of Appeal, no
                              additional statement is necessary.
SOLICITOR                     Same as above
ALSO COPY TO.
4. ADVERSE PARTIES.           Within 15 days after each document is filed, each
                              adverse party named in the decision and the Regional Solicitor or Field Solicitor having jurisdiction over the State in which the appeal arose must be served with a copy of: (a) the Notice of Appeal, (b) the Statement of Reasons, and (c) any other documents filed (see 43 CFR Sec.
                              4.413). Service will be made upon the Associate
                              Solicitor, Division of Energy and Resources,
                              Washington, D.C. 20240, instead of the Field or Regional Solicitor when appeals are taken from decisions of the Director (WO-100).


5. PROOF OF SERVICE.          Within 15 days after any document is served on an
                              adverse party, file proof of that service with the United States Department of the Interior, Office of the Secretary, Board of Land Appeals, 4015
                              Wilson Blvd., Arlington, Virginia 22203. This may consist of a certified or registered mail "Return
                              Receipt Card" signed by the adverse party (see 43
                              CFR Sec. 4.401(c)(2)).

Unless these procedures are followed your appeal will be subject to dismissal (see 43 CFR Sec. 4.402). Be certain that all communications are identified by serial number of the case being appealed.

NOTE: A document is not filed until it is actually received in the proper office (see 43 CFR Sec. 4-401(a)).


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Sec. 1821.2-1  Office Hours of State Offices.  (a)      Sec. 1821.2-3(d)  Any document required or
State Offices and the Washington Office of the Bureau   permitted to be filed under the regulations of this
of Land Management are open to the public for the       chapter, which is received in the State office or
filing of documents and inspection of records during    the Washington Office, either in the mail or by
the hours specified in this paragraph on Monday         personal delivery when the office is not open to
through Friday of each week, with the exception of      the public shall be deemed to be filed as of the
those days where the office may be closed because of    day and hour the office next opens to the public.
a national holiday or Presidential or other
administrative order.  The hours during which the          (c)  Any document required by law, regulation,
State Offices and the Washington Office are open to     or decision to be filed within the stated period,
the public for the filing of documents and inspection   the last day of which falls on a day the State
of records are from 10 a.m. to 4 p.m. standard time     Office or the Washington office is officially
or daylight saving time, whichever is in effect at      closed, shall be deemed to be timely filed if it is
the city in which each office is located.               received in the appropriate office on the next day
                                                        the office is open to the public.

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